                                                                       EXHIBIT 5

                                McLean & Sanders
                           A PROFESSIONAL CORPORATION
                                   ATTORNEYS
RONALD L. ADAMS                                           RICHARD H. GATELEY
RANDY L. AGNEW                                            THEODORE MACK
A. WILLIAM BRACKETT               100 MAIN STREET         HUNTER T. McLEAN
HARRY M. BRANTS            FORT WORTH, TEXAS  76102-3090  ELAINE SANDERS MORRIS
BRUCE S. CAMPBELL                                         RUSSELL J. NORMENT
JOSEPH F. CLEVELAND, JR.           (817) 338-1700         TOM B. RENFRO
EDGAR O. COBLE                     Metro 429-9181         RICHARD U. SIMON, JR.
JAMES A. CREEL                                            COBY D. SMITH
JOE A. DRAGO                  Facsimile (817) 870-2265    JAMES M. WHITTON
HENRI J. DUSSAULT
LUTHER W. ELLIS                                           JOHN G. HILL
CARTER L. FERGUSON                                        FORREST MARKWARD
DANIEL A. FOSTER                                            OF COUNSEL

                               February 26, 1996

Buffton Corporation
226 Bailey Avenue, Suite 101
Fort Worth, Texas  76107

          RE:  Form S-3 Registration Statement Covering 126,500 Shares of the
               --------------------------------------------------------------
               Common Stock of Buffton Corporation
               -----------------------------------

Gentlemen:

          You have requested our opinion in connection with the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to the offering by certain selling shareholders of shares of Buffton Corporation Common Stock, par value $.05 per share ("Common Stock").

          As counsel for Buffton Corporation, we are familiar with the Certificate of Incorporation and Bylaws of the Company, as amended, and its affairs. We have also examined, or caused to be examined, such other documents and instruments and have made, or caused to be made, such further investigation as deemed appropriate in connection with this opinion. We have assumed the genuineness of all signatures, the correctness of copies and all statements of fact contained in documents which are the basis of this opinion. Based upon the foregoing, it is our opinion that the shares of Common Stock offered by the Prospectus contained in the Registration Statement are legally issued, fully paid, and non-assessable.

          Accordingly, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                              Very truly yours,

                              McLean & Sanders,
                              A Professional Corporation


                              By: /s/ Carter L. Ferguson
                                 -----------------------------------------
                                 Carter L. Ferguson, Director

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